AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY __, 2005
REGISTRATION NO. 333-123603

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 To
Form S-3
Registration Statement
Under the Securities Act of 1933

MIDWEST BANC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation	36-3252484
or organization of registrant)	(I.R.S. Employer Identification No.)

501 West North Avenue
Melrose Park, Illinois 60160
(708) 865-1053
(Address, including zip code, and telephone number, including area code, of co-registrants’ principal executive offices)

Daniel R. Kadolph
Senior Vice President and Chief Financial Officer
Midwest Banc Holdings, Inc.
501 West North Avenue
Melrose Park, Illinois 60160
(708) 865-1053
(Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)

Copy To:
Timothy M. Sullivan, Esq.
Hinshaw & Culbertson LLP
222 North LaSalle Street
Suite 300
Chicago, Illinois 60601-1081
(312) 704-3000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: from time to time after the Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
ITEM 16. EXHIBITS
ITEM 17. UNDERTAKINGS
SIGNATURES
EXHIBIT INDEX
Form of Senior Debt Securities Indenture
Form of Subordinated Debt Securities Indenture
Opinion and Consent of Hinshaw & Culbertson LLP
Computation of Ratio of Earnings to Fixed Charges
Consent of McGladrey & Pullen LLP
Consent of Crowe Chizek and Company LLC

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is an itemized statement of the fees and expenses in connection with this offering.

Registration Statement filing fees		$11,770
Listing Fees and expenses		*
Printing and engraving expenses		*
Blue sky fees and expenses		*
Attorneys fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*

Total	$	*

*To be filed by amendment or in a current report on Form 8-K.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Midwest’s Amended and Restated Certificate of Incorporation (the “Certificate”) and its Amended and Restated By-laws (the “By-laws”) provide for indemnification of Midwest’s directors, officers, employees and other agents to the fullest extent not prohibited by Delaware law.

     Midwest’s Certificate is consistent with Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”), which generally permits a company to include a provision limiting the personal liability of a director in the company’s restated certificate of incorporation. With limitations, this provision eliminates the personal liability of Midwest’s directors to Midwest or its stockholders for monetary damages for breach of fiduciary duty as a director. However, this provision does not eliminate director liability: (1) for breaches of the duty of loyalty to Midwest and its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for transactions from which a director derives improper personal benefit; or (4) under Section 174 of the Delaware General Corporation Law (“Section 174”). Section 174 makes directors personally liable for unlawful dividends and stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability. While this provision protects the directors from awards for monetary damages for breaches of their duty of care, it does not eliminate their duty of care. The limitations in this provision have no effect on claims arising under the federal securities laws.

     Article VIII of Midwest’s By-laws provide that:

     “The Corporation shall indemnify, to the full extent that it shall have the power under the DGCL to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The words “liabilities” and “expenses” shall include, without limitations: liabilities, losses, damages, judgments, fines, penalties, amounts paid in settlement, expenses, attorneys’ fees and costs. Expenses incurred in defending a civil, criminal, administrative, investigative or other action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding in accordance with the provisions of Section 145 of the DGCL, as amended.

     “The indemnification and advancement of expenses provided by this By-law shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any by-law, statute, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     “The Corporation may purchase and maintain insurance on behalf of any person referred to in the preceding paragraph against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this By-law or otherwise.

     “For purposes of this By-law, reference to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation, as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this By-law with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     “The provisions of this By-law shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while this By-law and the relevant provisions of the DGCL, as amended, or other applicable law, if any, are in effect, and any repeal or modification of any such law or of this By-law shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts.

     “For purposes of this By-law, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.”

     Midwest carries directors’ and officers’ liability insurance coverage which insures its directors and officers and the directors and officers of its subsidiaries in certain circumstances.

     Under agreements which may be entered into by us, certain of our controlling persons, directors and officers may be entitled to indemnification by underwriters and agents who participate in the distribution of securities covered by the registration statement against certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 16. EXHIBITS.

EXHIBIT No.	EXHIBIT
1.1	Form of Underwriting Agreement of equity. *

1.2	Form of Underwriting Agreement for Debt Securities.*

4.1	Form of Senior Debt Securities Indenture. **

4.2	Form of Subordinated Debt Securities Indenture.**

4.3	Form of Senior Debt Security.*

4.4	Form of Subordinated Debt Security.*

4.5	Form of Depositary Agreement.*

4.6	Form of Purchase Contract Agreement.*

4.7	Form of Pledge Agreement.*

4.8	Form of Purchase Contract Agreement.*

4.9	Form of Warrant Agreement.*

5.1	Opinion of Hinshaw & Culbertson LLP as to the validity of the securities.**

12.1	Computation of Ratio of Earnings to Fixed Charges.**

23.1	Consent of McGladrey & Pullen LLP.**

23.2	Consent of Crowe Chizek and Company LLC.**

23.3	Consent of Hinshaw & Culbertson LLP (Included in Exhibit 5.1).**

24	Power of Attorney (Included in the Registration Statement under the heading “Signatures”).

25.1	Statement of Eligibility on Form T-1 of the trustee under the Indenture for the Debt Securities.*

*	To be filed by post-effective amendment or in a Current Report on Form 8-K.

**	Filed herewith.

ITEM 17. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (e) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Midwest Banc Holdings, Inc., certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Melrose Park, state of Illinois, on the 24th day of May, 2005.

MIDWEST BANC HOLDINGS, INC.

By:	/s/ James J. Giancola

James J. Giancola
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

     SIGNATURE TITLE

/s/ James J. Giancola James J. Giancola	Date: May 24, 2005
President and Chief Executive Officer

/s/ Daniel R. Kadolph Daniel R. Kadolph	Date: May 24, 2005
Senior Vice President and Chief Financial Officer

*
E.V. Silveri, Chairman of the Board, Director

*
Gerald F. Hartley, Director

*
Angelo A. DiPaolo, Director

*
Daniel Nagle, Director

*
Joseph Rizza, Director

*
Robert D. Small, Director

*
Leon Wolin, Director

*Signed per power of attorney.
By:	/s/ James J. Giancola
Name: James J. Giancola
Title: Attorney-in-fact
Date: May 24, 2005

EXHIBIT INDEX

EXHIBIT No.	EXHIBIT

1.1	Form of Underwriting Agreement for equity. *

1.2	Form of Underwriting Agreement for Debt Securities.*

4.1	Form of Senior Debt Securities Indenture. **

4.2	Form of Subordinated Debt Securities Indenture.**

4.3	Form of Senior Debt Security.*

4.4	Form of Subordinated Debt Security.*

4.5	Form of Depositary Agreement.*

4.6	Form of Purchase Contract Agreement.*

4.7	Form of Pledge Agreement.*

4.8	Form of Purchase Contract Agreement.*

4.9	Form of Warrant Agreement.*

5.1	Opinion of Hinshaw & Culbertson LLP as to the validity of the securities.**

12.1	Computation of Ratio of Earnings to Fixed Charges.**

23.1	Consent of McGladrey & Pullen LLP.**

23.2	Consent of Crowe Chizek and Company LLC.**

23.3	Consent of Hinshaw & Culbertson LLP (Included in Exhibit 5.1).**

24	Power of Attorney (Included in the Registration Statement under the heading “Signatures”).

25.1	Statement of Eligibility on Form T-1 of the trustee under the Indenture for the Debt Securities.*

*	To be filed by post-effective amendment or in a Current Report on Form 8-K.

**	Filed herewith.